FOR IMMEDIATE RELEASE:

QUANTUM SOLAR POWER CORP. NAMES FORMER ECOSTREAM CEO, STEVEN PLEGING, AS CEO, PRESIDENT AND DIRECTOR

VANCOUVER, BC-- (Marketwire – September 26, 2011) - Quantum Solar Power Corp. (“Quantum”) (OTCBB: QSPW), www.quantumsp.com, the developers of a potentially disruptive photovoltaic technology, today announce the appointment of Steven J. E. Pleging as Chief Executive Officer, President & Director of Quantum Solar Power Corp., effective September 22, 2011. Pleging had been previously appointed Quantum’s Chairman of the Board of Directors in July 2011. Former President and CEO, Daryl Ehrmantraut will continue contributing to the success of Quantum as its Chief Operating Officer and Director, overseeing the Company’s operational and administrative functions.

Mr. Ehrmantraut said, “Quantum’s board welcomes Steven Pleging to his new role as CEO and President. We believe Steven’s extensive solar industry experience and track record leading complex global organizations will guide Quantum through the next stage of corporate growth and increased shareholder value. I am personally delighted to be working with Steven in building a world class solar company.”

Prior to founding TeamSolar BV, a solar energy market consultancy, Pleging served as CEO of Ecostream International BV (www.ecostream.com), one of the leading suppliers of solar power systems in Europe. There he was instrumental in growing revenues from $15M to over $160M in four years and led the company’s metamorphosis from a thirty-person team in two countries to over one-hundred and sixty people in eight countries. Prior to joining Ecostream, Pleging served for over a decade as Business Line Manager for Philips Lighting Electronics division. During his tenure at Philips, he managed their entry into the solar marketplace with an innovative concept of solar inverters for the European market. Pleging received a Bachelor in Economics from HES Amsterdam.

“My first priority in my new role is to increase capital investment in Quantum in order to successfully complete the next phase of our research and development,” said Steven Pleging. “I am excited to work with Quantum’s talented team to fully realize this game-changing solar industry technology.”

Pleging lives in Berghem, Noord-Brabant, Netherlands and will travel between Quantum’s offices in Vancouver, BC, Canada and Düsseldorf, Germany.

About Quantum Solar Power Corp.
Quantum Solar Power Corp. is developing a “Next Generation Device” (NGD™) photovoltaic technology. Quantum’s NGD™ is a patent pending, laboratory model that utilizes a new approach to solar power conversion with the potential to remove the necessity of utilizing expensive silicon semiconductor-based technologies. We believe Quantum’s NGD™ technology has the potential to match the efficiency of crystalline silicon PV at the cost of thin film PV. The anticipated NGD™ technology is free of any rare element dependencies found in other current solar technologies. If successful, Quantum will have the potential to create solar cells at significantly less cost per watt than current technologies. Quantum Solar Power has offices in Vancouver, Canada and Düsseldorf, Germany and can be found on the web at: www.quantumsp.com

Forward-Looking Statements
This news release contains forward-looking statements regarding future events and Quantum’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and constitute “forward looking information” within the meaning of U.S. securities laws. These statements include statements about Quantum’s planned technological development plan and are based on material factors and assumptions including Quantum’s management’s current expectations, estimates, forecasts, and projections about the industry in which Quantum operates and the beliefs and assumptions of Quantum’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. In particular, there is no assurance that Quantum will be able to successfully complete development of its photovoltaic technology or that the technology will provide Quantum with the ability to create solar cells at significantly less cost per watt than current technologies. In addition, any statements that refer to projections of Quantum’s future financial performance, Quantum’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including the risk that Quantum’s technological development plan may not be successful, and those risks identified in Quantum’s Quarterly Report on Form 10-K for the fiscal year ended June 30, 2011. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Quantum undertakes no obligation to revise or update any forward-looking statements for any reason.

Media Contact:
Nancy Tamosaitis
Vorticom, Inc.
212.532.2208
nancyt@vorticom.com